                                                                    Exhibit 4.15

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF ADVANCED MICRO DEVICES, INC. THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IF AVAILABLE OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 29, 2002, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS ss. 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, THE YIELD TO MATURITY, THE "COMPARABLE YIELD" AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD
CONTACT: TREASURER, ADVANCED MICRO DEVICES, INC., ONE AMD PLACE, SUNNYVALE, CA 94088.

                          ADVANCED MICRO DEVICES, INC.

                  4.75% Convertible Senior Debentures Due 2022

No. R-1                        CUSIP NO. 007903 AD9            U.S. $500,000,000
                               ISIN NO. US007903AD99

                  Advanced Micro Devices, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Five Hundred Million United States Dollars ($500,000,000) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on February 1, 2022 and to pay interest on said principal sum semi-annually on February 1 and August 1 of each year, commencing August 1, 2002 at the initial rate of 4.75% per annum to holders of record on the immediately preceding January 15 and July 15, respectively. Interest on this Security shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from January 29, 2002, until the Principal Amount is paid or duly made available for payment. Notwithstanding the foregoing, on the close of business on August 1, 2008, August 1, 2011 and August 1, 2016 (each, a "Step-up Date"), the interest rate on this Security shall be automatically reset, and this Security shall accrue interest, from such Step-up Date, to but excluding the next succeeding Step-up Date, or, in the case of February 1, 2022, until the Principal Amount is paid or duly made available for payment, at a rate per annum equal to the interest rate payable 120 days prior to such Step-up Date on 5-year U.S. Treasury Notes plus 0.43%, provided, in no event shall the interest rate on this Security be reset below 4.75% per annum or above 6.75% per annum. Any change in the interest rate pursuant to the preceding sentence shall not have any effect on any other provision of the Indenture or this Security. Except as otherwise provided in the Indenture, the interest payable on this Security pursuant to the Indenture on any February 1 or August 1 will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such February 1 or August 1, respectively; provided that, any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Holder of this Security, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $5,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable Regular Record Date.

                  Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to repurchase this Security commencing February 5, 2005 under certain circumstances and otherwise on February 5, 2006 and the Holder of this Security the right to convert this Security into Common Stock of the Company and the right to require the Company to repurchase this Security on certain dates and upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        ADVANCED MICRO DEVICES, INC.


                                        By: ____________________________________
                                               Authorized Signatory

Attest:


By: ____________________________
         Authorized Signatory

          This is one of the Securities referred to in the within-mentioned Indenture.

Dated: ___________                             THE BANK OF NEW YORK, as Trustee



                                               By: _____________________________
                                                       Authorized Signatory

                              [Reverse of Security]

          This Security is one of a duly authorized issue of Securities of the Company, designated as its 4.75% Convertible Senior Debentures due 2022 (herein called the "Securities"), all issued or to be issued under and pursuant to an Indenture dated as of January 29, 2002 (herein called the "Indenture"), between the Company and the Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

          The indebtedness evidenced by the Securities is unsecured and unsubordinated indebtedness of the Company and ranks equally with the Company's other unsecured and unsubordinated indebtedness.

          Redemption at the Option of the Company. No sinking fund is provided
          ---------------------------------------
for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time after February 5, 2005 at the option of the Company at the following redemption prices (each, a "Redemption Price"), expressed as a percentage of Principal Amount for Securities redeemed during the periods set forth below:

     Period                                                   Redemption Price
     ------------------------------------------------------   ----------------
     Beginning on February 5, 2005 through February 4, 2006       102.375%
     Beginning on February 5, 2006 through February 4, 2007       101.583%
     Beginning on February 5, 2007 through February 4, 2008       100.792%
     Beginning on February 5, 2008                                100.00%

in each case together with accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date; provided, that the Securities will not be redeemable prior to February 5, 2006, unless the last reported sale price of the Company's common stock is at least 130% of the then effective Conversion Price for at lease 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days of the date of the redemption notice.

          Purchase By the Company at the Option of the Holder. Subject to the
          ---------------------------------------------------
terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on each of the Purchase Dates of February 1, 2009, February 1, 2012 and February 1, 2017 at 100% of the Principal Amount plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Purchase Date (the "Purchase Price"), upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 30 days prior to such Purchase Date until the close of business on the date that is 5 Business Days prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Purchase Price will be paid in cash.

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities if a Fundamental Change occurs at any time prior to February 1, 2022 at 100% of the Principal Amount plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price"), which Fundamental Change Repurchase Price shall be paid in cash.

          Holders have the right to withdraw any Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased on a Purchase Date or on a Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, interest will cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Repurchase Price, as the case may be, upon surrender of such Security).

          Conversion. Subject to the provisions of the Indenture, the Holder
          ----------
hereof has the right, at its option, at any time following the date of issuance of the Securities and prior to the close of business on the Business Day next preceding February 1, 2022 (except that with respect to any Security or portion of a Security which shall be called for redemption, prior to the close of business on the Business Day next preceding the Redemption Date) (unless the Company shall default in payment of the Redemption Price), to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the Principal Amount of this Security or portion thereof to be converted by the conversion price of $23.38 (the "Conversion Price") as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Conversion Notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that, if this Security shall be surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date, and has not been called for redemption on a Redemption Date that occurs during such period, such Security (or portion thereof being converted) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the Principal Amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest or Additional Amounts on the Securities. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Purchase Date or a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Securities called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from such Holders for an amount equal to the applicable Redemption Price, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Securities from the Holders thereof and convert them into shares of the Common Stock and (ii) to make payment for such Securities as aforesaid to the Trustee in trust for the Holders.

          Tax Treatment. The Company, and by purchasing a beneficial ownership
          -------------
interest in the Securities each Holder of Securities, will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to Contingent Payment Debt Regulations and, for purposes of the Contingent Payment Debt Regulations, to treat the fair market value of any stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment and (ii) to be bound by the Company's determination of the comparable yield and projected payment schedule, within the meaning of the Contingent Payment Debt Regulations, with respect to the Securities. A Holder of Securities may obtain the issue price, issue date, amount of original issue discount, yield to maturity, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, CA 94088, Attention: Treasurer.

          In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

          Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

          If an Event of Default shall occur and be continuing, the Principal Amount plus interest accrued and Additional Amounts, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

              As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Purchase Price or Fundamental Change Repurchase Price of, and interest and Additional Amounts, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

              The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              This Security shall be governed by and construed in accordance with the laws of the State of New York.

              All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

          If you want to assign this Security, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Print or type name, address and zip code and social security or tax ID number of assignee)

          and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



          Date: __________________           Signed: ____________________

          (Sign exactly as your name appears on the other side of this Security)

          Signature Guarantee: ________________________________________________



Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) January 29, 2004, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

                  (1)  [_]   to the Company or a subsidiary thereof; or

                  (2)  [_]   pursuant to and in compliance with Rule 144A under
                             the Securities Act; or

                  (3)  [_]   outside the United States to a "foreign person"
                             in compliance with Rule 904 of Regulation S under the Securities Act; or

                  (4)  [_]   pursuant to the exemption from registration
                             provided by Rule 144 under the Securities Act, or

                  (5)  [_]   pursuant to another available exemption from the
                             registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

          Date:___________________      Signed:____________________________

                                                    (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)



          Signature Guarantee:_____________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          Date:______________________           Signed:_______________________


          NOTICE: To be executed by an executive officer.

                                CONVERSION NOTICE

          If you want to convert this Security into Common Stock of the Company, check the box: [_]

          To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

          $______________________________________

          If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
              (Insert other person's social security or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)

          Date: __________________           Signed: ____________________

          (Sign exactly as your name appears on the other side of this Security)

          Signature Guarantee: ______________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.